                                 EXHIBIT 10.1 - CONFIDENTIAL TREATMENT REQUESTED
                                                --------------------------------
                                      Certain information has been omitted from this exhibit and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2



                                                                  Execution Copy
                                  MODIFICATION
                                       TO
                                  AMENDMENT TO
                      INTERNATIONAL DISTRIBUTION AGREEMENT


         This Modification to Amendment to International Distribution Agreement (the "Modification") is made as of the 31st day of December, 1999, between Urologix, Inc., a corporation organized and existing under the laws of the State of Minnesota ("Urologix"), and Boston Scientific Corporation, a corporation organized and existing under the laws of Delaware ("BSC").

                                   BACKGROUND

         By an International Distribution Agreement dated as of June 26, 1996 (the "Original Agreement"), Urologix granted BSC the rights and responsibilities of an exclusive distributor of the Products of Urologix in all areas of the world except the United States and Japan.

         By an amendment to the Original Agreement dated as of February 26, 1999 (the "Amendment"), Urologix and BSC amended the Original Agreement in order for Urologix to perform certain market development activities for the Products primarily in Europe, Eastern Europe, and the Middle East, in exchange for certain market development amounts paid to Urologix by BSC.

         The term of the First Amendment Period under the Amendment expires on December 31, 1999 and if the parties do not agree to extend the term of the Original Agreement, the Amendment and the Original Agreement will then terminate.

         Urologix and BSC desire to continue the term of the Original Agreement after December 31, 1999 until June 30, 2001 on the terms and conditions set forth in this Modification. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Original Agreement as amended by the Amendment. The Original Agreement as amended by the Amendment and this Modification is herein collectively referred to as the "Agreement."

                              TERMS AND CONDITIONS

         NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:
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                                 EXHIBIT 10.1 - CONFIDENTIAL TREATMENT REQUESTED
                                                --------------------------------
                                      Certain information has been omitted from this exhibit and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2



         1. Second Amendment Period. The terms of this Modification will apply from January 1, 2000 through June 30, 2001 (the "Second Amendment Period"), which period is the remainder of the original term under the Original Agreement. Accordingly, the term of the Amendment (as amended by this Modification) is hereby extended through the end of the Second Amendment Period.

         2. Redefinition of Territory. Effective January 1, 2000, the definition of the term "Territory" under the Original Agreement is revoked and of no further force or effect. During the Second Amendment Period, the term "Territory" under the Agreement will mean and, be limited to, the European Countries listed on Exhibit A.

         3. Market Development Compensation. [Confidential Treatment Requested]

                  3.1 [Confidential Treatment Requested]

                  3.2 [Confidential Treatment Requested]

                  3.3 [Confidential Treatment Requested]

         4. Marketing. Urologix will use such commercial efforts as it deems satisfactory under the circumstances to solicit the sale of Procedure Kits in the Territory during the Second Amendment Period.

         5. Procedure. All Products sold to third parties by Urologix in the Territory during the Second Amendment Period will be sold in accordance with the following procedures:

                  5.1 New Units. Urologix will determine the price and terms at which New Units are sold, and will retain all proceeds from the sales of all New Units. If requested, BSC will ship New Units to customers designated by Urologix and will invoice those customers on behalf of Urologix and remit to Urologix all payments received from those customers within 10 days after BSC's receipt of payment for the New Unit involved. Urologix will pay BSC $2,000 for each New Unit sold by Urologix and shipped by BSC to compensate BSC for its services in handling and shipping those New Units and collecting those invoices, and will also reimburse BSC for the shipping charges incurred by BSC in shipping those New Units.

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                                 EXHIBIT 10.1 - CONFIDENTIAL TREATMENT REQUESTED
                                                --------------------------------
                                      Certain information has been omitted from this exhibit and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2



                  5.2 Procedure Kits. Urologix will determine the price at which Procedure Kits are sold. [Confidential Treatment Requested] There are no assurances that Urologix will achieve such a gross margin, and Urologix will not be penalized in any manner if it does not achieve such a gross margin.

                  5.3 Purchase Orders. Urologix will inform BSC of all purchase orders received with respect to Procedure Kits within three business days of receipt thereof. Within three days after being so informed by Urologix, BSC may accept any such Purchase Order in accordance with its terms. If BSC so accepts such a Purchase Order, BSC will be responsible for the proper and timely shipment of the Procedure Kits involved to, and the invoicing of, that customer and for the collection of all amounts due BSC from any such sale. If BSC does not so accept any such order, Urologix may, at its option, fill that order from Urologix own inventory. In that event, Urologix will retain all of the proceeds from that particular sale; BSC will not be entitled to any benefits from that sale.

                  5.4 Demo Units. Urologix may sell any Demo Units as used equipment at such price as may be acceptable to Urologix. Urologix will promptly inform BSC of the terms of each such sale, and BSC will be responsible for invoicing and collecting payment from those customers. [Confidential Treatment Requested] BSC will pay Urologix all amounts due Urologix in conjunction with each such sale within 10 days after BSC's receipt of payment for the Demo Unit involved. If any user of any of the Demo Units (which have not been sold) wishes to discontinue its use of a Demo Unit, BSC will pay all expenses incurred in conjunction with that Demo Unit being returned to BSC's facility in Beek for storage by BSC.

                  5.5 Demonstration Catheters. Urologix may provide Procedure Kits from BSC's then existing inventory in Beek, the Netherlands or from Urologix' own inventory of Procedure Kits to third parties without charge. [Confidential Treatment Requested] Urologix will reimburse BSC for all of its shipping costs (including insurance) associated with such deliveries within 10 days of receipt from BSC of a statement of such costs. BSC will not receive any payment from Urologix in conjunction with any such Procedure Kits provided by Urologix out of its own inventory of Procedure Kits. Urologix will, in its discretion, determine whether any such Procedure Kits will be provided from BSC's Beek inventory or from Urologix' own inventory.

                  5.6 Congresses and Trade Shows. Urologix may display the Products at congresses and trade shows in Europe and certain other areas of the world. If Urologix

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                                 EXHIBIT 10.1 - CONFIDENTIAL TREATMENT REQUESTED
                                                --------------------------------
                                      Certain information has been omitted from this exhibit and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 prefers to display the Products at a BSC booth at any of those congresses or trade shows, Urologix may do so on terms to be coordinated between Urologix and BSC with reasonable lead time and planning.

                  5.7 Inventory. BSC may purchase from Urologix from time to time, such additional units of any of the Procedure Kits as BSC determines may be necessary to enable BSC to fill orders for the sale of Procedure Kits on a timely basis; [Confidential Treatment Requested]

         6. Service. Urologix shall be responsible for service of all existing and future Control Unit placements in the Territory. BSC will pay Urologix for all parts used in servicing those Control Units but will not provide any other funding for this activity. Urologix will determine, in its sole discretion, the nature and extent of the service which it will provide for Control Unit placements in the Territory.

         7. Amendment Provisions Revoked. Effective January 1, 2000, the following sections of the Amendment are hereby revoked and of no further force or effect: Sections 1, 2, 3, 4, 5, 6, 7, 8, and 9.

         8. Amendment Provisions Modified. Effective January 1, 2000, the following sections of the Amendment are hereby modified as indicated below:

                  8.1 In Section 10, the phrase "in accordance with Section 8 hereof" in the third line of Section 10 is hereby deleted.

                  8.2 In Section 13, the date "January 1, 1999" contained in Clause (i) is hereby revised to read "January 1, 2001."

         9. Early Termination. Either party may terminate the Agreement for any reason at any time during the Second Amendment Period, upon at least 90 days prior written notice to the other party (an "Early Termination Notice"). If the term of the Agreement is terminated pursuant to this Section 9, the rights and obligations of BSC and Urologix thereafter under the Agreement will be as set forth in Section 13 of the Amendment.

         10. Option to Purchase Control Units. Upon the termination of the Agreement for any reason, Urologix may, for a period of ninety (90) days following the effective date of such termination, at its option and by written notice delivered to BSC within such ninety (90) day period, elect to purchase from BSC such number of New Units or Demo Units then owned by

                                 EXHIBIT 10.1 - CONFIDENTIAL TREATMENT REQUESTED
                                                --------------------------------
                                      Certain information has been omitted from this exhibit and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2



BSC (taking into account the provisions of Section 3.2 if applicable) as it may then desire to purchase. [Confidential Treatment Requested] Upon receipt of such notice and payment, BSC will promptly ship, at Urologix' expense, F.O.B. Beek, the Netherlands, such New Units and Demo Units so purchased; provided, that in the event that any Demo Units so purchased are not located in Beek, Urologix shall be responsible for making all arrangements with respect to, and paying all costs associated with, retrieving, delivery and shipment of such Demo Units from their then current location and BSC shall bear no responsibility in connection therewith, title and all risk of loss with respect to such Demo Units having passed to Urologix upon BSC's receipt of payment therefore. Urologix will coordinate retrieval of any Demo Units with BSC personnel to minimize impact on customer relationships. Urologix will reimburse BSC for all shipping costs (including insurance) incurred by BSC on Urologix' behalf in connection with deliveries of New Units and Demo Units pursuant to this Section 10 within ten days of receipt from BSC of a statement of such costs. NOTWITHSTANDING THE TERMS OF ANY PURCHASE ORDER, INVOICE OR OTHER DOCUMENT OR STATEMENT (WRITTEN OR ORAL), WHETHER PRIOR TO, CONTEMPORANEOUS WITH OR SUBSEQUENT TO THE DATE OF THIS MODIFICATION, ALL SALES OF NEW UNITS AND DEMO UNITS PURSUANT TO THIS SECTION 10 SHALL BE ON AN "AS IS" BASIS EXCEPT THAT ALL NEW UNITS MUST BE SALEABLE AS A NEW CONTROL UNIT, AND BSC HEREBY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO SUCH NEW UNITS AND DEMO UNITS, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. [Confidential Treatment Requested]

         11. Effect of Modification. Except as modified by this Modification, the Original Agreement, as amended by the Amendment, remains in full force and effect.

                                          UROLOGIX, INC.

                                          By  /s/Christopher R. Geyen
                                             ----------------------------------
                                             Its Vice President - Finance

                                          BOSTON SCIENTIFIC CORPORATION

                                          By  /s/Ruby Chandy
                                             ----------------------------------
                                             Its President, Microvasive Urology

                                 EXHIBIT 10.1 - CONFIDENTIAL TREATMENT REQUESTED
                                                --------------------------------
                                      Certain information has been omitted from this exhibit and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2



                          EXHIBIT A TO FIRST AMENDMENT


                                  THE TERRITORY



                                 Benelux
                                 United Kingdom
                                 Norway
                                 Sweden
                                 Denmark
                                 Finland
                                 Germany
                                 Switzerland
                                 Austria
                                 Italy
                                 Spain
                                 France

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